As filed with the Securities and Exchange Commission on June 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Solo Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-1360865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Mustang Dr.

Grapevine, Texas 76051

(Address of Principal Executive Offices) (Zip Code)

Solo Brands, Inc. Amended and Restated 2021 Incentive Award Plan

(Full title of the plan)

Chris Blevins

General Counsel and Secretary

1001 Mustang Dr.

Grapevine, Texas 76051

(Name and address of agent for service)

(817) 900-2664

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 665,946 shares of Solo Brands, Inc.’s Class A Common Stock, $0.001 par value per share, for issuance under the Solo Brands, Inc. Amended and Restated 2021 Incentive Award Plan, as amended, for which a registration statement on Form S-8 (File No. 333-260826) is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of Document	Form	File No.	Exhibit	Filing Date	Filed / Furnished Herewith

4.1	Amended and Restated Certificate of Incorporation of Solo Brands, Inc.	S-8	333-260826	4.1	11/5/2021

4.2	Certificate of Amendment to the Certificate of Incorporation of Solo Brands, Inc.	8-K	001-40979	3.1	5/29/2025

4.3	Certificate of Amendment to the Certificate of Incorporation of Solo Brands, Inc.	8-K	001-40979	3.1	7/8/2025

4.4	Amended and Restated Bylaws of Solo Brands, Inc.	S-8	333-260826	4.2	11/5/2021

4.5	Specimen Stock Certificate evidencing the shares of Class A Common Stock	S-1/A	333-260026	4.1	10/25/2021

99.1	Amended and Restated 2021 Incentive Award Plan	8-K	001-40979	10.1	5/27/2026

5.1	Opinion of Latham & Watkins LLP.					*

23.1	Consent of Independent Registered Public Accounting Firm (BDO USA, P.C.)					*

23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)					*

23.3	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)					*

24.1	Powers of Attorney (included on signature page)					*

107	Filing Fee Table.					*

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grapevine, Texas, on June 18, 2026.

SOLO BRANDS, INC.
By:	/s/ John P. Larson
Name:	John P. Larson
Title:	President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John P. Larson and Laura Coffey, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John P. Larson
John P. Larson	President and Chief Executive Officer (Principal Executive Officer)	June 18, 2026

/s/ Laura Coffey
Laura Coffey	Chief Financial Officer (Principal Financial Officer)	June 18, 2026

/s/ Paul Seeds
Paul Seeds	Chief Accounting Officer (Principal Accounting Officer)	June 18, 2026

/s/ Elisabeth Vanzura
Elisabeth Vanzura	Director	June 18, 2026

/s/ Matthew Guy-Hamilton
Matthew Guy-Hamilton	Director	June 18, 2026

/s/ Paul Furer
Paul Furer	Director	June 18, 2026

/s/ Andrea K. Tarbox
Andrea K. Tarbox	Director	June 18, 2026

/s/ David Powers
David Powers	Director	June 18, 2026

/s/ Peter Laurinaitis
Peter Laurinaitis	Director	June 18, 2026